Exhibit 1.1

APPLE HOSPITALITY REIT, INC.

COMMON SHARES

(NO PAR VALUE PER SHARE)

EQUITY DISTRIBUTION AGREEMENT

Dated: February 23, 2024

ii

EXHIBITS

Exhibit A	Form of Placement Notice
Exhibit B	Authorized Individuals for Placement Notices and Acceptances
Exhibit C	Compensation
Exhibit D	Form of Officer’s Certificate
Exhibit E	Form of Opinion of Hogan Lovells US LLP
Exhibit F	Permitted Free Writing Prospectus

iii

Apple Hospitality REIT, Inc.

(a Virginia corporation)

Common Shares

(No Par Value Per Share)

EQUITY DISTRIBUTION AGREEMENT

February 23, 2024

Jefferies LLC
520 Madison Avenue	KeyBanc Capital Markets Inc.
New York, New York 10022	127 Public Square
Cleveland, Ohio 44114

B. Riley Securities, Inc.
299 Park Ave., 21st Floor	Regions Securities LLC
New York, New York 10171	615 South College Street, Suite 600
Charlotte, North Carolina 28202

Robert W. Baird & Co. Incorporated
777 E. Wisconsin Avenue	SMBC Nikko Securities America, Inc.
Milwaukee, Wisconsin 53202	277 Park Avenue, 5th Floor
New York, New York 10172

BMO Capital Markets Corp.
151 W 42nd Street	Scotia Capital (USA) Inc.
32nd Floor	250 Vesey Street, 24th Floor
New York, New York 10036	New York, New York 10281

BofA Securities, Inc.	Truist Securities, Inc.
One Bryant Park	3333 Peachtree Road NE, 11th Floor
New York, New York 10036	Atlanta, Georgia 30326

BTIG, LLC	Wells Fargo Securities, LLC
65 East 55th Street	500 West 33rd Street, 14th Floor
New York, New York 10022	New York, New York 10001

Ladies and Gentlemen:

Apple Hospitality REIT, Inc., a Virginia corporation (the “Company”), confirms its agreement (this “Agreement”) with Jefferies LLC, B. Riley Securities, Inc., Robert W. Baird & Co. Incorporated, BMO Capital Markets Corp., BofA Securities, Inc., BTIG, LLC, KeyBanc Capital Markets Inc., Regions Securities LLC, SMBC Nikko Securities America, Inc., Scotia Capital (USA) Inc., Truist Securities, Inc. and Wells Fargo Securities, LLC (each an “Agent” and collectively, the “Agents”), as follows:

SECTION 1. Description of Securities. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, the Company may issue and sell through the Agents, as agent and/or principal, common shares (the “Securities”) of the Company, no par value per share (the “Common Shares”), having an aggregate offering price of up to $500,000,000 (the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 regarding the aggregate offering price of the Securities issued and sold under this Agreement shall be the sole responsibility of the Company, and the Agents shall have no obligation in connection with such compliance. The issuance and sale of the Securities through the Agents will be effected pursuant to the Registration Statement (as defined below) that was filed by the Company with the Securities and Exchange Commission (the “Commission”) and became effective upon filing under Rule 462(e) (as defined below), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue the Securities.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”) with the Commission an automatic shelf registration statement on Form S-3 (File No. 333-262915), including a base prospectus, relating to certain securities, including the Securities to be issued from time to time by the Company hereunder, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement specifically relating to the Securities (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement. The Company will furnish to the Agents, for use by the Agents, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Securities. Except where the context otherwise requires, such registration statement, as amended from time to time or as supplemented, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) or deemed to be a part of such registration statement pursuant to Rule 430B (the “Rule 430B Information”), is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to EDGAR (as defined below).

SECTION 2. Placements. Each time that the Company wishes to issue and sell the Securities hereunder (each, a “Placement”), it will notify the Designated Agent (as defined below) by email notice (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the Securities to be sold (a “Placement Notice”), which shall at a minimum include the number or dollar amount of Securities to be issued (the “Placement Securities”), and may include the time period during which sales are requested to be made, any limitation on the number or dollar amount of Securities that may be sold in any one day and any minimum price below which sales may not be made, a form of which containing such sales parameters necessary is attached hereto as Exhibit A. The Placement Notice shall originate from any of the individuals from the Company set forth on Exhibit B (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from the Designated Agent set forth on Exhibit B, as such Exhibit B may be amended from time to time. As used herein “Designated Agent” shall mean, with respect to any Placement, the Agent selected by the Company to act as sales agent in accordance with this Section 2, provided that such Agent selected by the Company has agreed to act as sales agent.

If the Designated Agent wishes to accept such proposed terms included in the Placement Notice (which it may decline to do for any reason in its sole discretion) or, following discussion with the Company, wishes to accept amended terms, the Designated Agent will, prior to 4:30 p.m. (New York City Time) on the business day following the business day on which such Placement Notice is delivered to the Designated Agent, issue to the Company a notice by email (or other method mutually agreed to in writing by the parties) addressed to all of the individuals from the Company and the Designated Agent set forth on Exhibit B) setting forth the terms that the Designated Agent is willing to accept. Where the terms provided in the Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or the Designated Agent until the Company delivers to the Designated Agent an acceptance by email (or other method mutually agreed to in writing by the parties) of all of the terms of such Placement Notice, as amended (the “Acceptance”), which email shall be addressed to all of the individuals from the Company and the Designated Agent set forth on Exhibit B. The Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be effective upon receipt by the Company of the Designated Agent’s acceptance of the terms of the Placement Notice or upon receipt by the Designated Agent of the Company’s Acceptance, as the case may be, unless and until (i) the entire amount of the Placement Securities has been sold, (ii) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, (iii) this Agreement has been terminated under the provisions of Section 13 or (iv) either party shall have suspended or terminated the sale of the Placement Securities in accordance with Section 4 below. The amount of any discount, commission or other compensation to be paid by the Company to the Designated Agent, when the Designated Agent is acting as agent, in connection with the sale of the Placement Securities shall be calculated in accordance with the terms set forth in Exhibit C. The amount of any commission, discount or other compensation to be paid by the Company to the Agents shall be as separately agreed among the parties hereto at the time of any such sales when (i) the Agents are acting as principal in connection with the sale of the Placement Securities, (ii) the sale of Placement Securities would constitute a “distribution,” within the meaning of Rule 100 of Regulation M under the Exchange Act, or (iii) the sale of Placement Securities would constitute a “block” within the meaning of Rule 10b-18(a)(5) under the Exchange Act. It is expressly acknowledged and agreed that neither the Company nor the Agents will have any obligation whatsoever with respect to a Placement or any Placement Securities unless and until the Company delivers a Placement Notice to an Agent and either (i) the Agent accepts the terms of such Placement Notice or (ii) where the terms of such Placement Notice are amended, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice (as amended by the corresponding Acceptance, if applicable), the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable) will control.

SECTION 3. Sale of Placement Securities by the Designated Agent. Subject to the provisions of Section 6(a), the Designated Agent, for the period specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Placement Securities at prevailing market prices up to the amount specified in, and otherwise in accordance with the terms of, such Placement Notice (as amended by the corresponding Acceptance, if applicable). The Designated Agent will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Securities hereunder setting forth the number of Placement Securities sold on such day, the compensation payable by the Company to the Designated Agent pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by the Designated Agent (as set forth in Section 6(b)) from the gross proceeds that it receives from such sales. Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), the Designated Agent may sell Placement Securities by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415, including without limitation, block sale transactions in which a broker-dealer will attempt to sell the offered common shares as agent but may purchase and resell a portion of the block as principal to facilitate the transaction, sales made directly on the NYSE, or other sales made to or through a market maker other than on an exchange. Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), the Designated Agent may also sell Placement Securities by any other method permitted by law, including but not limited to privately negotiated transactions. For the purposes hereof, “Trading Day” means any day on which Common Shares are purchased and sold on the principal market on which the Common Shares are listed or quoted.

SECTION 4. Suspension or Termination of Sales. The Company or the Designated Agent may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Exhibit B, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Exhibit B), suspend or terminate any sale of Placement Securities; provided, however, that such suspension or termination shall not affect or impair either party’s obligations with respect to any Placement Securities sold hereunder prior to the receipt of such notice or any Placement Securities sold under this Agreement. Each of the parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals of the other party named on Exhibit B hereto, as such Exhibit B may be amended from time to time.

SECTION 5. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to the Agents as of the date hereof and as of each Representation Date (as defined below) on which a certificate is required to be delivered pursuant to Section 7(n) of this Agreement, as of each Applicable Time (as defined below) and as of each Settlement Date, and agrees with the Agents, as follows:

(1) Status as a Well-Known Seasoned Issuer; Registration Statement Effective; Conform to Securities Act; No Misleading Statements; Conformity with EDGAR filings. (A) At the time of filing the Original Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus, (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the Securities Act (“Rule 163”), (D) at the earliest time that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and (E) at the date hereof, the Company was, is or will be, as applicable, a “well-known seasoned issuer” as defined in Rule 405, including not having been and not being an “ineligible issuer,” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement.” The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to the use of the automatic shelf registration statement form. The Company has paid, or if the Prospectus Supplement has not yet been filed with the Commission will pay, the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of the Prospectus).

The Original Registration Statement became effective upon filing under Rule 462(e) on February 23, 2022, and any post-effective amendment thereto also became effective upon filing under Rule 462(e). No stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

Any offer that is a written communication relating to the Securities made prior to the filing of the Original Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c)) has been filed (unless exempt from filing pursuant to Rule 163) with the Commission in accordance with the exemption provided by Rule 163 and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the Securities Act provided by Rule 163.

At the respective times the Original Registration Statement and any amendment thereto became effective, at each deemed effective date with respect to the Agents and the Securities pursuant to Rule 430B(f)(2), the date of this Agreement, at each relevant Applicable Time and at each relevant Settlement Date, the Registration Statement complied, complies and will comply in all material respects with the requirements of the Securities Act, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The Prospectus and each amendment or supplement thereto, if any, at the time the Prospectus or any such amendment or supplement is issued, the date of this Agreement, at each relevant Applicable Time and at each relevant Settlement Date, complied, complies and will comply in all material respects with the requirements of the Securities Act and neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued, or at any Settlement Date, included, includes or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus and the Prospectus delivered to the Agents for use in connection with the offering of any Securities was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

Each Issuer Free Writing Prospectus (as defined below), as of its issue date and as of the relevant Applicable Time and Settlement Date, or until any earlier date that the Company notified or notifies the Agents as described in Section 7(d), did not, does not and will not (i) include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein that has not been superseded or modified or (ii) when taken together with the Prospectus, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in this Section 5(a)(1) shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by the Agents expressly for use therein.

(2) Incorporated Documents. The documents incorporated by reference in the Registration Statement or the Prospectus (the “Incorporated Documents”), at the time they were or hereafter are filed with the Commission (or, if any amendment with respect to any such document was filed, when such amendment was filed), complied, comply and will comply in all material respects with the requirements of the Exchange Act and, when such document was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed) did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(3) Independent Accountants. Any accounting firm that certified the financial statements and supporting schedules incorporated by reference in the Registration Statement and the Prospectus is an independent registered public accounting firm as required by the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board (United States) (“PCAOB”).

(4) Financial Statements; Non-GAAP Financial Measures. The financial statements of the Company and its consolidated subsidiaries set forth in or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position, results of operations and cash flows of the Company and its consolidated subsidiaries at the dates and for the periods specified, and such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The supporting schedules, if any, set forth in or incorporated by reference in the Registration Statement or the Prospectus present fairly in accordance with GAAP the information required to be stated therein. Any selected historical operating and financial data set forth in or incorporated by reference in the Registration Statement or the Prospectus present fairly, in all material respects, the information shown therein at the respective dates and periods specified and have been compiled on a basis consistent with the books and records of the Company and that of the audited financial statements set forth in or incorporated by reference in the Registration Statement or the Prospectus. The financial statements of the businesses or properties acquired or proposed to be acquired, if any, included in, or incorporated by reference into, the Registration Statement or the Prospectus present fairly the information set forth therein, have been prepared in conformity with GAAP applied on a consistent basis and otherwise have been prepared in accordance with the applicable financial statement requirements of Rule 3-05 or Rule 3-14 of Regulation S-X with respect to real estate operations acquired or to be acquired. In addition, any pro forma financial statements and the related notes thereto set forth in or incorporated by reference in the Registration Statement or the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein; other than as set forth therein, the Company is not required to include any financial statements or pro forma financial statements in the Registration Statement or the Prospectus under the Securities Act or any document required to be filed with the Commission under the Exchange Act. All disclosures contained in the Registration Statement or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G and Item 10 of Regulation S-K, to the extent applicable.

(5) No Material Adverse Change in Business. Except as otherwise disclosed in the Registration Statement and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement or the Prospectus: (A) there has been no material adverse change or any development that is reasonably likely to have a material adverse effect on the condition, financial or otherwise, or in the results of operations, properties, business or prospects of the Company and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any Subsidiary, other than those in the ordinary course of business, which are material with respect to the Company and the Subsidiaries considered as one enterprise and (C) except for regular monthly dividends on the Common Shares and regular monthly distributions on the Company’s outstanding preferred shares (if any are outstanding), there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(6) Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation and is in good standing under the laws of the Commonwealth of Virginia, with full corporate power and authority to own and lease its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified or registered as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.

(7) Good Standing of Subsidiaries. The only subsidiaries of the Company that constitute a “significant subsidiary” of the Company (within the meaning of Rule 1-02(w) of Regulation S-X) (each, a “Subsidiary” and, collectively, the “Subsidiaries”) are the Subsidiaries listed on Schedule I hereto, as amended to include the subsidiaries of the Company listed on Exhibit 21.1 to the Company’s most recently filed Annual Report on Form 10-K that is filed after the date hereof that constitute a “significant subsidiary” as of such date. Each of the Subsidiaries of the Company has been duly incorporated or organized and is validly existing as a corporation, limited partnership, limited liability limited partnership, general partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction in which it is chartered or organized and has the requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly qualified or registered as a foreign corporation, limited partnership, general partnership or limited liability company, as applicable, and is in good standing in the jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register would not, individually or in the aggregate, result in a Material Adverse Effect. All the outstanding shares of capital stock, partnership interests, limited liability company interests or other equivalent equity interests of each such Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable, and, except as otherwise set forth in each of the Registration Statement and the Prospectus, all outstanding shares of capital stock, partnership interests, limited liability company interests or other equivalent equity interest of the Subsidiaries are owned by the Company, as applicable, either directly or through wholly-owned Subsidiaries free and clear of any perfected security interest or any other security interests, mortgages, pledges, liens, encumbrances, claims in law or in equity, and none of the outstanding shares of capital stock, partnership interests, limited liability company interests or other equivalent equity interests of the Subsidiaries were issued in violation of the preemptive or similar rights of any security of each Subsidiary.

(8) Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement and the Prospectus under the caption “Description of Capital Shares.” The shares of issued and outstanding Common Shares have been duly authorized and validly issued by the Company and are fully paid and non-assessable, and none of the outstanding Common Shares was issued in violation of preemptive or other similar rights of any security holder of the Company.

(9) Authorization and Description of Securities. The Securities to be sold through the Agents, have been duly authorized and reserved for issuance, sale and delivery pursuant to the Agreement, and when issued and delivered by the Company pursuant to this Agreement against payment of the consideration provided for herein, will be validly issued, fully paid and non-assessable. The Securities conform to all statements relating thereto contained in the Registration Statement and the Prospectus. The issuance of the Securities is not subject to the preemptive or other similar rights of any security holder of the Company.

(10) Authorization of Agreement. This Agreement and the transactions contemplated herein have been duly authorized by the Company, and this Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms.

(11) Absence of Defaults and Conflicts. Neither the Company nor any Subsidiary is (A) in violation of its charter, partnership agreement, by-laws or other governing instrument (“Governing Instruments”) or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that, individually or in the aggregate, would not result in a Material Adverse Effect or (C) in violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations (“Laws”), except for such violations that, individually or in the aggregate, would not result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Prospectus (including the issuance and sale of the Securities from time to time pursuant to this Agreement and the use of the Net Proceeds from the sale of the Securities as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its respective obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, except as provided in the Registration Statement and the Prospectus, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that, individually or in the aggregate, would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the Governing Instruments of the Company or any Subsidiary or of any Laws. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.

(12) Absence of Labor Dispute. No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(13) Absence of Proceedings. Except as otherwise disclosed in the Registration Statement and the Prospectus, there is no action, arbitration, suit, proceeding, inquiry or investigation before or brought by any arbitrator or court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Subsidiary, which is required to be disclosed in the Registration Statement or the Prospectus (other than as disclosed therein), or which if determined adversely to the Company, would result in a Material Adverse Effect or would materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder.

(14) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

(15) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have already been obtained or will be obtained under the Securities Act or as required under state securities laws or the rules of FINRA.

(16) Possession of Licenses and Permits. The Company and the Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where failure to possess any such Governmental Licenses would not, individually or in the aggregate, result in a Material Adverse Effect; the Company and the Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which if the subject of an unfavorable decision, ruling or finding, would, individually or in the aggregate, result in a Material Adverse Effect.

(17) Title to Property. The Company, the Subsidiaries and any joint venture in which the Company or any Subsidiary owns an interest, as the case may be, have good and marketable title to all real property owned by them, and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, except (A) as otherwise stated in the Registration Statement and the Prospectus or (B) those which do not, individually or in the aggregate, have a Material Adverse Effect. Each of the properties of any of the Company or the Subsidiaries complies with all applicable codes and zoning laws and regulations except in any case where such non-compliance would not, individually or in the aggregate, have a Material Adverse Effect. All of the leases and subleases (whether Company or any Subsidiary is a lessor, lessee, sublessor or sublessee) material to the business of the Company and the Subsidiaries considered as one enterprise, and under which the Company or any Subsidiary holds property interests described in the Registration Statement and the Prospectus, are in full force and effect, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any of its Subsidiaries. Except as described in the Registration Statement and the Prospectus, to the knowledge of the Company, no lessee or sublessee under any lease or sublease that is material to the Company to which the Company or any Subsidiary leases or subleases any portion of its real property is in default beyond any applicable cure period.

(18) Title Insurance. Owner’s title insurance policies in favor of the applicable fee owning entity (or leasehold title insurance policies in favor of the applicable lessee) have been obtained by the Company or applicable Subsidiary with respect to each property owned (or leased) by any such entity in an amount that was commercially reasonable for each property at the time such policy was obtained.

(19) Mortgages and Deeds of Trust. The mortgages and deeds of trust encumbering the properties and assets described in the Registration Statement and the Prospectus (A) are not convertible (in the absence of foreclosure) into an equity interest in the property or asset described therein or in the Company or any Subsidiary, nor does the Company or any Subsidiary hold a participating interest therein, (B) except as set forth in the Registration Statement and the Prospectus, are not cross-defaulted to any indebtedness other than indebtedness of the Company or any of the subsidiaries and (C) are not cross-collateralized to any property not owned by the Company or any of the subsidiaries.

(20) Investment Company Act. Neither the Company nor any Subsidiary is, or upon the issuance and sale of the Securities from time to time as herein contemplated and the application of the Net Proceeds therefrom as described in the Prospectus will be, an “investment company” as defined in the Investment Company Act.

(21) Environmental Laws. Except as described in the Registration Statement and the Prospectus and except as would not, individually or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of the Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health (to the extent related to exposure to Hazardous Materials), the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of hazardous chemicals, pollutants, contaminants, hazardous wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or toxic mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and the Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws for its operations as currently conducted and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, written notices of noncompliance or violations, investigations or proceedings relating to any Environmental Law against the Company or any of the Subsidiaries and (D) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of the Subsidiaries relating to Hazardous Materials or any Environmental Laws.

(22) Absence of Registration Rights. No holders of securities or other equity interests of the Company have registration rights or other similar rights to have any such securities registered pursuant to the Registration Statement.

(23) NYSE. The outstanding Common Shares are currently listed and quoted on the NYSE under the trading symbol “APLE,” and the Securities to be sold by the Company from time to time hereunder have been approved for listing, subject only to official notice of issuance, on the NYSE.

(24) Payment of Taxes. All U.S. federal income tax returns of the Company and the Subsidiaries required by Law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. No assessment in respect of U.S. federal income taxes has been made to date against the Company or any of the Subsidiaries that would reasonably be expected to result in a Material Adverse Effect. The Company and the Subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not, individually or in the aggregate, result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and the Subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company and the Subsidiaries in respect of any income, partnership and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not, individually or in the aggregate, result in a Material Adverse Effect.

(25) Insurance. The Company and the Subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is commercially reasonable for companies engaged in similar businesses in similar industries, and all such insurance is in full force and effect. Neither the Company nor any Subsidiary has any reason to believe that it or any Subsidiary will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.

(26) Disclosure Controls and Procedures. The Company maintains disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act, which controls and procedures (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared and (ii) are effective in all material respects to perform the functions for which they were established, in each case, except as disclosed in the Registration Statement.

(27) Accounting System. The Company maintains a system of internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. As of the date hereof, except as disclosed in the Registration Statement and the Prospectus, the Company is not aware of (i) any “material weakness” (as defined in Public Company Accounting Oversight Board Auditing Standard No. 5) in the Company’s internal control over financial reporting, whether or not subsequently remediated, or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(28) Benefits and Employment Matters. None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”) with respect to a Plan determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal, state or foreign governmental or regulatory agency with respect to the employment, compensation or benefits of employees of the Company or any Subsidiary that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; or (iii) any breach or termination of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment, compensation or benefits of employees of the Company or any Subsidiary or with respect to a Plan that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. None of the following events has occurred: (i) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company and the Subsidiaries in the current fiscal year of the Company compared to the amount of such contributions made by the Company and the Subsidiaries in the Company’s most recently completed fiscal year; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and the Subsidiaries compared to the amount of such obligations in the Company’s most recently completed fiscal year; (iii) any event or condition giving rise to a liability under Title IV of ERISA with respect to a Plan that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company or any Subsidiary related to its or their employment with the Company or any Subsidiary that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) with respect to which the Company or any Subsidiary may have any liability.

(29) No Commissions. Neither the Company nor any Subsidiary is a party to any contract, agreement or understanding with any person (other than as contemplated by this Agreement) that would give rise to a valid claim against the Company or any Subsidiary or the Agents for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(30) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the directors or officers of the Company, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(31) Permitted Free Writing Prospectus. Neither the Company nor any of its Subsidiaries has distributed or, prior to the completion of the distribution of the Securities, will distribute any offering material in connection with the offering and sale of the Securities to be sold hereunder by the Agents for the Company, other than the Prospectus and any Permitted Free Writing Prospectus (as defined in Section 19) reviewed and consented to by the Agents.

(32) Actively Traded Security. The Common Shares are “actively traded securities” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act pursuant to subsection (c)(1) of such rule.

(33) Absence of Manipulation. The Company has not taken, nor will the Company take, directly or indirectly, any action that is designed to cause or result in, or which has constituted or which would be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(34) REIT Qualification. Commencing with its taxable year ended December 31, 2008, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and the Company’s present and proposed method of operation as described in the Registration Statement and the Prospectus will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code.

(35) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(36) Proprietary Trading by the Agents. The Company acknowledges and agrees that the Agents have informed the Company that the Agents may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell Common Shares for their own account while this Agreement is in effect, and shall be under no obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by the Agents in the Placement Notice (as amended by the corresponding Acceptance, if applicable); provided, that no such purchase or sales shall take place while a Placement Notice is in effect (except (i) as agreed by the Agents in the Placement Notice (as amended by the corresponding Acceptance, if applicable) or (ii) to the extent the Agents may engage in sales of Placement Securities purchased or deemed purchased from the Company as a “riskless principal” or in a similar capacity).

(37) Pending Proceedings and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Company is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Securities from time to time pursuant to this Agreement.

(38) Foreign Corrupt Practices Act. None of the Company, any Subsidiary, or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any Subsidiary is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company or any Subsidiary and, to the knowledge of the Company or any Subsidiary, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies, processes or procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(39) Money Laundering Laws. The operations of the Company or any Subsidiary are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), applicable money laundering statutes of all jurisdictions, the rules and regulations thereunder and any applicable related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company and any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(40) OFAC. None of the Company, any Subsidiary or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any Subsidiary is currently subject to any U.S. sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company or any Subsidiary will not, directly or indirectly, knowingly use the proceeds of the offering of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC (a “Sanctioned Person”). In addition, none of the Company, any Subsidiary or, to the knowledge of the Company, any director, officer, agent employee, affiliate or person acting on behalf of the Company or any Subsidiary is an individual or entity currently the subject of any sanctions administered or enforced by OFAC, the United Nations Security Council, the European Union or His Majesty’s Treasury (collectively, “Sanction”), nor is the Company or any Subsidiary located, organized or resident in a country or territory that is the subject or the target of comprehensive Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, or in any other country or territory that is the subject of Sanctions (each, a “Sanctioned Country”).Since their inception, none of the Company or any Subsidiary has knowingly engaged in, or is now knowingly engaged in, any dealings or transactions with any person that at the time of the dealing or transaction is or was a Sanctioned Person or with any Sanctioned Country.

(41) IT Systems. The Company and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its Subsidiaries as currently conducted. The Company and its Subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and the Company has not been notified of, and has no knowledge of (i) any breaches, violations, outages or unauthorized uses of or accesses to the same, except for those that have been remedied without material cost or liability or the duty to notify any other person or those that would not, individually or in the aggregate, have a Material Adverse Effect, or (ii) any incidents under internal review or investigations relating to the same. The Company and its Subsidiaries are presently in material compliance with all applicable Laws (as defined below) or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification except where failure to do so would not, individually or in the aggregate, have a Material Adverse Effect.

(b) Certificates. Any certificate signed by any officer of the Company and delivered to the Agents or to counsel for the Agent shall be deemed a representation and warranty by the Company to the Agents as to the matters covered thereby.

SECTION 6. Sale and Delivery to the Designated Agent; Settlement.

(a) Sale of Placement Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon the Designated Agent’s acceptance of the terms of a Placement Notice or upon receipt by the Designated Agent of an Acceptance, as the case may be, and unless the sale of the Placement Securities described therein has been declined, suspended or otherwise terminated in accordance with the terms of this Agreement, the Designated Agent, for the period specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities at market prevailing prices up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). The Company acknowledges and agrees that (i) there can be no assurance that the Designated Agent will be successful in selling Placement Securities, (ii) the Designated Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Securities for any reason other than a failure by the Designated Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities as required under this Section 6 and (iii) the Designated Agent shall be under no obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by the Designated Agent in the Placement Notice (as amended by the corresponding Acceptance, if applicable).

(b) Settlement of Placement Securities. Unless otherwise specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), settlement for sales of Placement Securities will occur on the second Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Securities sold (the “Net Proceeds”) will be equal to the aggregate offering price received by the Designated Agent at which such Placement Securities were sold, after deduction for (i) the Designated Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, (ii) any other amounts due and payable by the Company to the Designated Agent hereunder pursuant to Section 8(a) hereof and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(c) Delivery of Placement Securities. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Securities being sold by crediting the Designated Agent’s or its designee’s account (provided the Designated Agent shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, an Agent will deliver the related Net Proceeds in same day funds to an account designated by the Company prior to the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Securities on a Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 10(a) and Section 11 hereto, it will (i) hold the Designated Agent harmless against any loss, liability, claim, damage, or expense whatsoever (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (ii) pay to the Designated Agent any commission, discount or other compensation to which it would otherwise have been entitled absent such default.

(d) Denominations; Registration. The Securities shall be in such denominations and registered in such names as the Designated Agent may request in writing at least one full business day before the Settlement Date. The Company shall deliver the Securities, if any, through the facilities of The Depository Trust Company unless the Designated Agent shall otherwise instruct.

(e) Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Securities if, after giving effect to the sale of such Securities, the aggregate offering price of the Securities sold pursuant to this Agreement would exceed the lesser of (A) the Maximum Amount and (B) the amount authorized from time to time to be issued and sold under this Agreement by the Company and notified to the Agents in writing. Under no circumstances shall the Company cause or request the offer or sale of any Securities pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company and notified to the Agents in writing. Further, under no circumstances shall the aggregate offering price of Securities sold pursuant to this Agreement, including any separate underwriting or similar agreement covering principal transactions described in Section 1 of this Agreement, exceed the Maximum Amount.

(f) Limitation on Agents. The Company agrees that any offer to sell, any solicitation of an offer to buy or any sales of Securities shall only be effected by or through only one of the Agents on any single given day (subject to the exceptions in Section 7(j)), but in no event more than one, and the Company shall in no event request that multiple Agents sell Securities on the same day.

(g) Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale of, any Securities and, by notice to the Agents given by telephone (confirmed promptly by facsimile transmission or email), shall cancel any instructions for the offer or sale of any Securities, and the Agents shall not be obligated to offer or sell any Securities, (i) during any period in which the Company is, or could be deemed to be, in possession of material non-public information or (ii) except as provided in Section 6(h) below, at any time from and including the date (each, an “Announcement Date”) on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files (a “Filing Time”) a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.

(h) If the Company wishes to offer, sell or deliver Securities at any time during the period from and including an Announcement Date through and including the time that is 24 hours after the corresponding Filing Time, the Company shall (i) prepare and deliver to the Agents (with a copy to their counsel) a Current Report on Form 8-K which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Agents, and obtain the consent of the Agents to the filing thereof (such consent not to be unreasonably withheld), (ii) provide the Agents with the officer’s certificate, opinions/letters of counsel and accountants’ letter called for by Sections 7(n), (o), (p), and (q) hereof, respectively, (iii) afford the Agents the opportunity to conduct a due diligence review in accordance with Section 7(l) hereof and (iv) file such Earnings 8-K with the Commission, then the provisions of clause (ii) of Section 6(g) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K under the Exchange Act, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any officer’s certificate, opinions/letters of counsel and accountants’ letter pursuant to this Section 6(h) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officer’s certificates, opinions/letters of counsel and accountants’ letters as provided in Section 7 hereof and (B) this Section 6(h) shall in no way affect or limit the operation of the provisions of clause (i) of Section 6(g), which shall have independent application.

SECTION 7. Covenants of the Company. The Company covenants with the Agents as follows:

(a) Registration Statement Amendments. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Securities is required to be delivered by the Agents under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), (i) the Company will notify the Agents promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; (ii) the Company will prepare and file with the Commission, promptly upon the Agents’ request, any amendments or supplements to the Registration Statement or Prospectus that, in the Agents’ reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Securities by the Agents (provided, however, that the failure of the Agents to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Agents’ right to rely on the representations and warranties made by the Company in this Agreement); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Placement Securities or a security convertible into the Placement Securities unless a copy thereof has been submitted to the Agents within a reasonable period of time before the filing and the Agents have not reasonably objected thereto (provided, however that such objection shall not prohibit the Company from filing such amendment or supplement if the Company’s legal counsel has advised the Company that the filing of such document is required by law; and provided, further, that the failure of the Agents to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Agents’ right to rely on the representations and warranties made by the Company in this Agreement) and the Company will furnish to the Agents at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) (without reliance on Rule 424(b)(8)).

(b) Notice of Commission Stop Orders. The Company will advise the Agents, promptly after it receives notice, or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any other order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Placement Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities. The Company will use commercially reasonable efforts to prevent the issuance of any stop order, the suspension of any qualification of the Securities for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment.

(c) Delivery of Registration Statement and Prospectus. The Company will furnish to the Agents and their counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus, and any Issuer Free Writing Prospectuses, that are filed with the Commission during any period in which a Prospectus relating to the Placement Securities is required to be delivered under the Securities Act, in each case as soon as reasonably practicable and in such quantities and at such locations as the Agents may from time to time reasonably request; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to the Agent to the extent such document is available on EDGAR. The copies of the Registration Statement and the Prospectus and any supplements or amendments thereto furnished to the Agents will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Continued Compliance with Securities Laws. If at any time when a Prospectus is required by the Securities Act or the Exchange Act to be delivered in connection with a pending sale of the Placement Securities (including, without limitation, pursuant to Rule 172), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Agents or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act, the Company will promptly notify the Agents to suspend the offering of Placement Securities during such period and the Company will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Agents such number of copies of such amendment or supplement as the Agents may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted, conflicts or would conflict with the information contained in the Registration Statement or the Prospectus or included, includes or would include an untrue statement of a material fact or omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances, prevailing at that subsequent time, not misleading, the Company will promptly notify the Agents to suspend the offering of Placement Securities during such period and the Company will, subject to Section 7(a) hereof, promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(e) Blue Sky and Other Qualifications. The Company will promptly from time to time take such action as the Agents may reasonably request to qualify the Placement Securities for offering and sale under the securities laws of such jurisdictions as the Agents may request and comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f) Rule 158. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide to the Agents the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(g) Use of Proceeds. The Company will use the Net Proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(h) Listing. During any period in which the Prospectus relating to the Placement Securities is required to be delivered by an Agent under the Securities Act with respect to a pending sale of the Placement Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172), the Company will use its commercially reasonable efforts to cause the Placement Securities to be listed on the NYSE.

(i) Reporting Requirements. The Company, during any period when the Prospectus is required to be delivered under the Securities Act and the Exchange Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(j) Notice of Other Sales. From the time the Company issues a Placement Notice until the settlement for sales of all Placement Securities remaining under such Placement Notice (as amended by the corresponding Acceptance, if applicable), the Company shall provide the Designated Agent at least one Business Days’ notice before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any Common Shares (other than Placement Securities offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Common Shares, warrants or any rights to purchase or acquire Common Shares; provided, that such notice shall not be required in connection with the (i) Securities to be offered and sold through or to an Agent pursuant to this Agreement, (ii) issuance, grant or sale of Common Shares, options to purchase Common Shares or Common Shares issuable upon the exercise of options, warrants, rights, or any other conversion privilege set forth in the instrument governing such security or other equity awards pursuant to any stock option, stock bonus or other stock or compensatory plan or arrangement described in the Prospectus, (iii) sales solely to employees or security holders of the Company or its Subsidiaries, or to a trustee or other person acquiring such securities for the accounts of such persons, (iv) the issuance of securities in connection with an acquisition, merger or sale or purchase of assets described in the Prospectus, or (v) the issuance or sale of Common Shares pursuant to any dividend reinvestment plan that the Company may adopt from time to time, provided the implementation of such is disclosed to the Designated Agent in advance.

(k) Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Placement Securities, advise the Agents promptly after it shall have received notice, or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to the Agents pursuant to this Agreement.

(l) Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by the Agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as the Agents may reasonably request.

(m) Disclosure of Sales. The Company will disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K the number of Placement Securities sold through the Agents, the Net Proceeds to the Company and the compensation payable by the Company to the Agents with respect to such Placement Securities.

(n) Representation Dates; Certificates. Upon commencement of the offering of Securities to be sold pursuant to the terms of this Agreement, each time Securities are delivered to an Agent as principal on a Settlement Date and:

(1) each time the Company:

(i)

files the Prospectus relating to the Placement Securities or amends or supplements the Registration Statement or the Prospectus relating to the Placement Securities by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Placement Securities (except as set forth in clauses (ii) through (v) below);

(ii)	files an Annual Report on Form 10-K under the Exchange Act;

(iii)	files a Quarterly Report on Form 10-Q under the Exchange Act;

(iv)	files (as opposed to furnishes) an Earnings 8-K; or

(v)	files a report on Form 8-K containing amended financial information (other than information “furnished” pursuant to Items 2.02 or 7.01 of Form 8-K) under the Exchange Act; and

(2) at any other time reasonably requested by an Agent, including, without limitation, the amendment of any document referred to in clauses (1)(ii) through (v) above (each such date of filing of one or more of the documents referred to in clauses (1)(i) through (v) and any time of request pursuant to this Section 7(n) shall be a “Representation Date”), the Company shall furnish an Agent with a certificate, in the form attached hereto as Exhibit D, executed by the Company’s Chief Executive Officer, Chief Financial Officer or Chief Legal Officer, within three Trading Days after any Representation Date. The requirement to provide a certificate under this Section 7(n) shall be waived for any Representation Date occurring at a time at which no Placement Notice (as amended by the corresponding Acceptance, if applicable) is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Securities following a Representation Date when the Company relied on such waiver and did not provide an Agent with a certificate under this Section 7(n), then before the Company delivers the Placement Notice or an Agent sells any Placement Securities, the Company shall provide an Agent with a certificate, in the form attached hereto as Exhibit D, dated the date of the Placement Notice.

(o) Company Counsel Legal Opinions. Upon commencement of the offering of Securities to be sold pursuant to the terms of this Agreement, each time Securities are delivered to an Agent as principal on a Settlement Date, within three Trading Days after each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit D for which no waiver is applicable, and the date of the Placement Notice if such Placement Notice is delivered during a period for which the waiver described in Section 7(n) was in effect, the Company shall cause to be furnished to an Agent written opinions of Hogan Lovells US LLP ( “Company Counsel”), or other counsel satisfactory to the Agent, in form and substance satisfactory to the Agent and its counsel, dated the date that the opinions are required to be delivered, substantially similar to the forms attached hereto as Exhibit E, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, any such counsel may furnish the Agent with a letter (a “Company Counsel Reliance Letter”) to the effect that the Agent may rely on a prior opinion delivered under this Section 7(o) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(p) Agent Counsel Legal Opinion. Upon commencement of the offering of Securities to be sold pursuant to the terms of this Agreement, each time Securities are delivered to an Agent as principal on a Settlement Date, within three Trading Days after each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit D for which no waiver is applicable, and the date of the Placement Notice if such Placement Notice is delivered during a period for which the waiver described in Section 7(n) was in effect, the Agent shall have received the favorable opinion of Morrison & Foerster LLP, counsel to the Agents, dated the date that the opinion is required to be delivered, in customary form and substance satisfactory to the Agent, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters; provided, however, that in lieu of such opinions for subsequent Representation Dates, any such counsel may furnish the Agent with a letter (an “Agent’s Counsel Reliance Letter”) to the effect that the Agent may rely on a prior opinion delivered under this Section 7(p) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date). In rendering such opinion, Morrison & Foerster LLP may rely as to matters involving the laws of the Commonwealth of Virginia upon the opinion of Company Counsel referred to above.

(q) Comfort Letters. Upon commencement of the offering of Securities to be sold pursuant to the terms of this Agreement, each time Securities are delivered to an Agent as principal on a Settlement Date, within three Trading Days after each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit D for which no waiver is applicable, and the date of the Placement Notice if such Placement Notice is delivered during a period for which the waiver described in Section 7(n) was in effect, the Company shall cause each of the independent accountants that have certified the financial statements and supporting schedules incorporated by reference in the Registration Statement and the Prospectus to furnish to the Agents a letter (a “Comfort Letter”), dated the date the Comfort Letter is delivered, in form and substance satisfactory to the Agents, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date, including, but not limited to, any financial information included in an Earnings 8-K, and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter, including, but not limited to, any financial information included in an Earnings 8-K.

(r) Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) sell, bid for, or purchase the Securities to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Securities to be issued and sold pursuant to this Agreement other than the Agents; provided, however, that the Company may bid for and purchase its Common Shares in accordance with Rule 10b-18 under the Exchange Act so long as no such bids or purchases shall be made by the Company during the three business days before or after any sale of any Securities pursuant to this Agreement.

(s) Insurance. The Company and the Subsidiaries shall maintain, or cause to be maintained, insurance in such amounts and covering such risks as is commercially reasonable for companies engaged in similar businesses in similar industries.

(t) Compliance with Environmental Laws. The Company and the Subsidiaries shall maintain, or cause to be maintained, all material environmental permits, licenses and other authorizations required by federal, state and local Law in order to conduct their businesses as described in the Prospectus, and the Company and each of the Subsidiaries shall conduct their businesses, or cause their businesses to be conducted, in compliance with such permits, licenses and authorizations and with applicable Environmental Laws, except where failure to maintain or be in compliance with such permits, licenses and authorizations could not reasonably be expected to have a Material Adverse Effect.

(u) Investment Company Act. The Company will conduct its affairs in such a manner so as to ensure that neither the Company nor any of the Subsidiaries will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act, assuming no change in the Commission’s current interpretation as to entities that are not considered an investment company.

(v) Securities Act and Exchange Act. The Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Securities as contemplated by the provisions hereof and the Prospectus.

(w) No Offer To Sell. Other than a free writing prospectus (as defined in Rule 405) approved in advance in writing by the Company and the Agents in their capacity as principal or agent hereunder, the Company (including its agents and representatives, other than the Agents in its capacity as such) will not, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Securities to be sold by the Agents as principal or agent hereunder.

(x) Sarbanes-Oxley Act. The Company shall comply in all material respects with all effective applicable provisions of the Sarbanes-Oxley Act.

(y) Regulation M. In the event the Securities cease to be “actively traded securities” exempt from the requirements of Rule 101(c)(1) of Regulation M under the Exchange Act, the Company will notify the Agent of such change as soon as practicable and sales of the Placement Securities under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(z) REIT Treatment. The Company will use its best efforts to meet the requirements for qualification as a REIT under the Code for each of its taxable years for so long as the Board of Directors of the Company deems it in the best interests of the Company’s security holders to remain so qualified.

(aa) Renewal of Registration Statement. The date of this Agreement is not more than three years subsequent to the initial effective date of the Original Registration Statement (the “Initial Effective Date”). If, immediately prior to the third anniversary of the Initial Effective Date (the “Renewal Date”), this Agreement has not terminated and a prospectus is required to be delivered or made available by an Agent under the Securities Act or the Exchange Act in connection with the sale of such Securities, the Company will, prior to the Renewal Date, file, if it has not already done so, a new shelf registration statement or, if applicable, an automatic shelf registration statement relating to such Securities, and, if such registration statement is not an automatic shelf registration statement, will use its best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Date, and will take all other actions necessary or appropriate to permit the public offer and sale of such Securities to continue as contemplated in the expired registration statement relating to such Securities. References herein to the “Registration Statement” shall include such new shelf registration statement or automatic shelf registration statement, as the case may be.

(bb) Rights To Refuse Purchase. If all filings required by Rule 424 in connection with the offering of the Securities shall not have been made or the representations and warranties of the Company in Section 5 hereof shall not be true and correct on any applicable Settlement Date, the Company will offer to any person who has agreed to purchase Securities from the Company as a result of an offer to purchase solicited by the Agents the right to refuse to purchase and pay for such Securities.

SECTION 8. Payment of Expenses.

(a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto, (ii) the word processing, printing and delivery to the Agents of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Securities, (iii) the preparation, issuance and delivery of the certificates for the Placement Securities to the Agents, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Placement Securities to the Agents, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the qualification or exemption of the Placement Securities under securities laws in accordance with the provisions of Section 7(e) hereof, including filing fees and the fees and disbursements of counsel for the Agents in connection therewith and in connection with the preparation of a state securities law or “blue sky” survey and any supplements thereto, (vi) the printing and delivery to the Agents of copies of any Permitted Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Agents to investors, (vii) the preparation, printing and delivery to the Agents of copies of the state securities law or “blue sky” survey and any supplements thereto (not to exceed $10,000) and any Canadian “wrapper” and any supplements thereto, (viii) the fees and expenses of the custodian and the transfer agent and registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Agents in connection with, the review by FINRA of the terms of the sale of the Placement Securities, (x) the fees and expenses incurred in connection with the listing of the Placement Securities on the NYSE and (xi) if Securities having an aggregate offering price of $50,000,000 or more have not been offered and sold under this Agreement by the twenty-four month anniversary of this Agreement (or such earlier date on which the Company terminates this Agreement) (the “Determination Date”), the Company shall reimburse the Agents for all reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel incurred by the Agents in connection with the transactions contemplated by this Agreement (the “Expenses”); provided that the Company shall not be obligated to reimburse any Expenses pursuant to this Agreement in excess of $100,000 in the aggregate and such $100,000 limit shall be reduced pro rata for any portion of such $50,000,000 of Securities actually sold pursuant to this Agreement during such twenty-four month period or lesser period until the Determination Date (i.e., if $10,000,000 of Securities are sold, such limit shall be $80,000, if $25,000,000 of Securities are sold, such limit shall be $50,000). Any Expenses shall be due and payable by the Company within five business days of the Determination Date. The Agents shall be solely responsible for allocating any reimbursement pursuant to this subsection among themselves.

(b) Termination of Agreement. If this Agreement is terminated by Agents in accordance with the provisions of Section 9(m) or Section 13(a)(i) or (iii) (with respect to the first clause only) hereof, the Company shall reimburse the Agents for all of its reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Agent, unless Securities having an aggregate offering price of $50,000,000 or more have previously been offered and sold under this Agreement; provided that the Company shall not be obligated to reimburse any Expenses pursuant to this Agreement in excess of $100,000 in the aggregate and such $100,000 limit shall be reduced pro rata for any portion of such $50,000,000 of Securities actually sold pursuant to this Agreement (i.e., if $10,000,000 of Securities are sold, such limit shall be $80,000, if $25,000,000 of Securities are sold, such limit shall be $50,000); provided further that any expenses owed pursuant to this Section 8(b) shall be reduced by any expenses owed pursuant to Section 8(a).

SECTION 9. Conditions of the Agents’ Obligations. The obligations of the Agents hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties of the Company contained in this Agreement or in certificates of any officer of the Company or any Subsidiary delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement; Payment of Filing Fee. The Registration Statement shall have become effective and shall be available for (i) all sales of Placement Securities issued pursuant to all prior Placement Notices (each as amended by a corresponding Acceptance, if applicable) and (ii) the sale of all Placement Securities contemplated to be issued by any Placement Notice (as amended by the corresponding Acceptance, if applicable). The Company shall have paid the required Commission filing fees relating to the Securities.

(b) No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company or any Subsidiary of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus, or any Issuer Free Writing Prospectus, or any material document incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus, or any Issuer Free Writing Prospectus, or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus and any Issuer Free Writing Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) No Misstatement or Material Omission. The Agents shall not have advised the Company that the Registration Statement or Prospectus, or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Agents’ reasonable opinion is material, or omits to state a fact that in Agents’ opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d) Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change to the condition, financial or otherwise, or in the results of operations, properties, business or prospects of the Company and its Subsidiaries considered as one enterprise.

(e) Opinion of Counsel for Company. The Agents shall have received the favorable opinions of Company Counsel, required to be delivered pursuant to Section 7(o) on or before the date on which such delivery of such opinion is required pursuant to Section 7(o).

(f) Opinion of Counsel for the Agents. The Agents shall have received the favorable opinion of Morrison & Foerster LLP required to be delivered pursuant to Section 7(p) on or before the date on which the delivery of such opinion is required pursuant to Section 7(p).

(g) Representation Certificate. The Agents shall have received the certificate required to be delivered pursuant to Section 7(n) on or before the date on which delivery of such certificate is required pursuant to Section 7(n).

(h) Accountant’s Comfort Letter. The Agents shall have received the Comfort Letters required to be delivered pursuant Section 7(q) on or before the date on which such delivery of such Comfort Letters is required pursuant to Section 7(q).

(i) Approval for Listing. The Placement Securities shall have been approved for listing on the NYSE, subject only to notice of issuance.

(j) No Suspension. Trading in the Securities shall not have been suspended on the NYSE.

(k) Additional Documents. On each date on which the Company is required to deliver a certificate pursuant to Section 7(n), counsel for the Agents shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement.

(l) Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

(m) Termination of Agreement. If any condition specified in this Section 9 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Agents by notice to the Company, and such termination shall be without liability of any party to any other party except as provided in Section 8 hereof and except that, in the case of any termination of this Agreement, Sections 5, 10, 11, 12, 17 and 21 hereof (and all related defined terms) shall survive such termination and remain in full force and effect.

SECTION 10. Indemnification.

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless the Agents, its directors, officers, employees and affiliates, and each person, if any, who controls the Agents within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission included in the Registration Statement or Prospectus; provided that (subject to Section 10(d) below) any such settlement is effected with the written consent of the Company; and

(iii) against any and all expenses, as incurred (including the reasonable fees and disbursements of counsel chosen by the Agents), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement included in the Registration Statement or Prospectus or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Agents expressly for use in the Registration Statement (or any amendment thereto), or in any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

(b) Indemnification by the Agents. The Agents agree, severally and not jointly, to indemnify and hold harmless the Company, its directors, officers, employees and affiliates, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 10, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Agents expressly for use therein. For purposes of this Agreement, the only information so furnished shall be such statements as the Agents may, by notice given to the Company in writing after the date of this Agreement, have been furnished to the Company by the Agents specifically for inclusion in the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus or any amendment or supplement.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 10(a) above, counsel to the indemnified parties shall be selected by the Agents, and, in the case of parties indemnified pursuant to Section 10(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 10 or Section 11 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 10(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 11. Contribution. If the indemnification provided for in Section 10 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Agents, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Agents, on the other hand, in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Agents, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total commissions received by the Agents, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Securities as set forth on such cover.

The relative fault of the Company, on the one hand, and the Agents, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Agents and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Agents agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 11. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 11 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 11, the Agents shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Agents have otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 11, each director, officer, employee or affiliate of the Agents and each person, if any who controls the Agents within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Agents, and each officer and director of the Company who signed the Registration Statement, and each person, if any who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company, subject in each case to the preceding two paragraphs.

SECTION 12. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any Subsidiary submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agents or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Agents.

SECTION 13. Termination of Agreement.

(a) Termination; General. The Agents may terminate this Agreement, by notice to the Company, as hereinafter specified at any time (i) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, a Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Agents, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in the Placement Securities has been suspended or limited by the Commission or the NYSE, or if trading generally on the NYSE or the Nasdaq Global Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Termination by the Company. Subject to Section 13(f) hereof, the Company shall have the right to terminate this Agreement, by notice to the Agents, in its sole discretion at any time after the date of this Agreement.

(c) Termination by Agents. Subject to Section 13(f) hereof, the Agents shall have the right to terminate this Agreement, by notice to the Company, in their sole discretion at any time after the date of this Agreement.

(d) Automatic Termination. Unless earlier terminated pursuant to this Section 13, this Agreement shall automatically terminate upon the issuance and sale of Placement Securities through the Agents on the terms and subject to the conditions set forth herein equal to the Maximum Amount.

(e) Continued Force and Effect. This Agreement shall remain in full force and effect unless terminated pursuant to Sections 13(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties.

(f) Effectiveness of Termination. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agents or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Securities, such Placement Securities shall settle in accordance with the provisions of this Agreement.

(g) Liabilities. If this Agreement is terminated pursuant to this Section 13, such termination shall be without liability of any party to any other party except as provided in Section 8 hereof, and except that, in the case of any termination of this Agreement, Sections 5, 10, 11, 12, 17 and 21 hereof (and all related defined terms) shall survive such termination and remain in full force and effect.

SECTION 14. Notices. Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and, unless otherwise specified, shall be mailed, hand delivered or transmitted by any standard form of telecommunication (i) if to the Company, at the office of the Company, 814 East Main Street, Richmond Virginia 23219, Attention: Elizabeth S. Perkins, Email: lperkins@applereit.com and Matthew Rash, Email: mrash@applereit.com with a copy, which shall not constitute notice, to Hogan Lovells US LLP, Columbia Square, 555 Thirteenth Street NW, Washington, DC 20004, Attention: Paul D. Manca, Email: Paul.Manca@hoganlovells.com and Tifarah R. Allen, Email: tifarah.allen@hoganlovells.com or (ii) if to the Agents, at the offices of: B. Riley Securities, Inc., 299 Park Avenue, 21st Floor, New York, New York, 10171, Attention: General Counsel, Telephone (212) 457-9947, Email: atmdesk@brileyfbr.com; Robert W. Baird & Co. Incorporated, 777 E. Wisconsin Avenue, Milwaukee, Wisconsin 53202, Attention: Syndicate Department, fax no.: (414) 298-7474, with a copy to the Legal Department, Email: syndicate@rwbaird.com;

BMO Capital Markets Corp., 151 W 42nd Street, 32nd Floor, New York, NY 10036, Attention: Equity Syndicate Department, with a copy to the Legal Department at the same address, tel: (800) 414-3627; BofA Securities, Inc., One Bryant Park New York, New York 10036, Attention: Syndicate Department, Email: dg.ecm_execution_services@bofa.com, with a copy to ECM Legal, Email: dg.ecm_legal@bofa.com; BTIG, LLC, 65 East 55th Street, New York, New York 10022, Attention ATM Trading Desk, Email: BTIGUSATMTrading@btig.com, Legal, Email: IBLegal@btig.com, Compliance, Email: BTIGcompliance@btig.com; Jefferies Group LLC, 520 Madison Avenue, New York, New York 10022, Attn: General Counsel; KeyBanc Capital Markets Inc.,127 Public Square, 7th Floor, Cleveland, Ohio 44114, Attention: Jaryd Banach, Michael Jones, John Salisbury, Email: Jaryd.Banach@key.com; michael.c.jones@key.com; john.salisbury@key.com; Regions Securities LLC, 615 South College Street, Suite 600 Charlotte, North Carolina 28202, Attention: ECM Desk, Email: ECMDesk@regions.com; brit.stephens@regions.com; ed.armstrong@regions.com; matthew.stewart@regions.com; scott.williams2@regions.com; SMBC Nikko Securities America, Inc., 277 Park Avenue, 5th Floor New York, New York 10172, Attention: NYECM@smbcnikko-si.com; Scotia Capital (USA) Inc., 250 Vesey Street, 24th Floor, New York, New York 10281, Attention: Equity Capital Markets / Chief Legal Officer, U.S., Email: US.Legal@scotiabank.com, US.ecm@scotiabank.com, fax no.: (212) 225-6653; Truist Securities, Inc., 3333 Peachtree Road, NE, 11th Floor, Atlanta, Georgia 30326, Attention: Equity Syndicate Department, Fax No.: (404) 926-5995, Email: dl.atm.offering@truist.com; Wells Fargo Securities, LLC, 500 West 33rd Street, New York, New York 10001, Attention: Equity Syndicate Department (fax no: (212) 214-5918); and in each case with a copy, which shall not constitute notice, to Morrison & Foerster LLP, 2100 L St. NW, Suite 900, Washington, DC 20037, Attention: Justin R. Salon, Email: JustinSalon@mofo.com.

SECTION 15. Parties. This Agreement shall inure to the benefit of and be binding upon the Agents, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agents, the Company and their respective successors and the controlling persons and officers, directors, or affiliates referred to in Sections 10 and 11 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Agents, the Company and their respective successors, and said controlling persons and officers, directors, employees or affiliates and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Agents shall be deemed to be a successor by reason merely of such purchase.

SECTION 16. Adjustments for Share Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any share split, share dividend or similar event effected with respect to the Securities.

SECTION 17. Governing Law and Time. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 18. Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 19. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means the time of each sale of any Securities pursuant to this Agreement.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval system.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, and all free writing prospectuses that are listed in Exhibit F hereto, in each case in the form furnished (electronically or otherwise) to the Agents for use in connection with the offering of the Securities.

“NYSE” means the New York Stock Exchange.

“Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430B,” “Rule 433” “Rule 462(e)” refer to such rules under the Securities Act.

“subsidiary” means a corporation, general partnership, limited partnership, limited liability limited partnership, limited liability company or other entity, a majority of the outstanding voting or capital stock, partnership, membership or other voting or equity interests or general, limited or limited liability limited partnership interests, as the case may be, of which is owned or controlled, directly or indirectly, by the Company or one or more other Subsidiaries of the Company.

All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

All references in this Agreement to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR; all references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR; and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Placement Securities by the Agents outside of the United States.

SECTION 20. Permitted Free Writing Prospectuses. The Company represents, warrants and agrees that, unless it obtains the prior consent of the Agents, and the Agents represent, warrant and agree that, unless they obtain the prior consent of the Company, they have not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Agents or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit F hereto are Permitted Free Writing Prospectuses.

SECTION 21. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) The Agents are acting solely as agent and/or principal in connection with the public offering of the Securities and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship among the Company or any of its respective affiliates, shareholders (or other equity holders), creditors or employees or any other party, on the one hand, and the Agents, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not the Agents have advised or are advising the Company on other matters, and the Agents have no obligation to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

(b) the public offering price of the Securities set forth in this Agreement was not established by the Agents;

(c) it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(d) the Agents have not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(e) it is aware that the Agents and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Agents have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(f) it waives, to the fullest extent permitted by law, any claims it may have against the Agents for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Agents shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, employees or creditors of Company.

SECTION 22. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Agent that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Agent that is a Covered Entity or a BHC Act Affiliate of such Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 22: (A) a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (D) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 23. Counterparts; Electronic Signature. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com (any such signature, an “Electronic Signature”)) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include any Electronic Signature, except to the extent electronic notices are expressly prohibited under this Agreement.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Agents and the Company in accordance with its terms.

Very truly yours, APPLE HOSPITALITY REIT, INC.

By:	/s/ Elizabeth S. Perkins
Name:	Elizabeth S. Perkins
Title:	Senior Vice President and Chief Financial Officer

[Signature Page – Equity Distribution Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written:

JEFFERIES LLC

By:	/s/ Michael Murrer
Name: Michael Murrer
Title: Managing Director

[Signature Page – Equity Distribution Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written:

B. RILEY SECURITIES, INC.

By:	/s/ Patrice McNicoll
Name: Patrice McNicoll
Title: Co-Head of Investment Banking

[Signature Page – Equity Distribution Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written:

ROBERT W. BAIRD & CO. INCORPORATED

By:	/s/ Sandy Walter
Name: Sandy Walter
Title: Managing Director

[Signature Page – Equity Distribution Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written:

BMO CAPITAL MARKETS CORP.

By:	/s/ Eric Benedict
Name: Eric Benedict
Title: Co-Head, Global Equity Capital Markets

[Signature Page – Equity Distribution Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written:

BOFA SECURITIES, INC.

By:	/s/ Chris Djoganopoulos
Name: Chris Djoganopoulos
Title: Managing Director

[Signature Page – Equity Distribution Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written:

BTIG, LLC

By:	/s/ Michael Passaro
Name: Michael Passaro
Title: Managing Director

[Signature Page – Equity Distribution Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written:

KEYBANC CAPITAL MARKETS INC.

By:	/s/ Jaryd Banach
Name: Jaryd Banach
Title: Managing Director, Equity Capital Markets

[Signature Page – Equity Distribution Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written:

REGIONS SECURITIES LLC

By:	/s/ Edward L. Armstrong
Name: Edward L. Armstrong
Title: Managing Director, Equity Capital Markets

[Signature Page – Equity Distribution Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written:

SMBC NIKKO SECURITIES AMERICA, INC.

By:	/s/ Michelle Petropoulos
Name: Michelle Petropoulos
Title: Managing Director

[Signature Page – Equity Distribution Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written:

SCOTIA CAPITAL (USA) INC.

By:	/s/ Tim Mann
Name: Tim Mann
Title: Managing Director

[Signature Page – Equity Distribution Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written:

TRUIST SECURITIES, INC.

By:	/s/ Keith Carpenter
Name: Keith Carpenter
Title: Managing Director

[Signature Page – Equity Distribution Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written:

WELLS FARGO SECURITIES, LLC

By:	/s/ Elizabeth Alvarez
Name: Elizabeth Alvarez
Title: Managing Director

[Signature Page – Equity Distribution Agreement]

SCHEDULE I

SIGNIFICANT SUBSIDIARIES

Apple Eight Hospitality Management, Inc.

Apple Eight Hospitality Ownership, Inc.

Apple Eight Hospitality, Inc.

Apple Nine Hospitality Management, Inc.

Apple Nine Hospitality Ownership, Inc.

Apple Nine Hospitality, Inc.

Apple REIT Eight, Inc.

Apple REIT Seven, Inc.

Apple REIT Ten, Inc.

Apple Seven Hospitality Management, Inc.

Apple Seven Hospitality Ownership, Inc.

Apple Seven Hospitality, Inc.

Apple Ten Hospitality Management, Inc.

Apple Ten Hospitality Ownership, Inc.

Apple Ten Hospitality, Inc.

A-1

EXHIBIT A

FORM OF PLACEMENT NOTICE

From: [ ]

Cc: [ ]

To: [ ]

Subject: Equity Distribution-Placement Notice

Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement among Apple Hospitality REIT, Inc. (the “Company”) and Jefferies LLC, B. Riley Securities, Inc., Robert W. Baird & Co. Incorporated, BMO Capital Markets Corp., BofA Securities, Inc., BTIG, LLC, KeyBanc Capital Markets Inc., Regions Securities LLC, SMBC Nikko Securities America, Inc., Scotia Capital (USA) Inc., Truist Securities, Inc. and Wells Fargo Securities, LLC (the “Agents”), dated February 23, 2024 (the “Agreement”), I hereby request on behalf of the Company that the Agents sell up to [•][or $[•] in aggregate offering price] of the Company’s Common Shares, no par value per share, at a minimum market price of $[•] per share. The Company shall pay the Designated Agent compensation equal to [•]% of the gross sales price of the Placement Securities set forth in this Placement Notice. Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

The Company hereby confirms that, as of the date of this Placement Notice, neither the Prospectus, nor any Issuer Free Writing Prospectus, when taken together with the Prospectus, includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

[ADDITIONAL SALES PARAMETERS MAY BE ADDED, SUCH AS THE TIME PERIOD IN WHICH SALES ARE REQUESTED TO BE MADE, SPECIFIC DATES THE SHARES MAY NOT BE SOLD ON, THE MANNER IN WHICH SALES ARE TO BE MADE BY THE AGENTS, AND/OR THE CAPACITY IN WHICH AGENTS MAY ACT IN SELLING SHARES (AS PRINCIPAL, AGENT, OR BOTH).]

A-1

EXHIBIT B

Authorized Individuals for Placement Notes and Acceptances

Apple Hospitality REIT, Inc.:

Justin Knight

Email:

Elizabeth S. Perkins

Email:

Rachel S. Labrecque

Email:

Matthew Rash

Email:

Jefferies LLC

Donald Lynaugh

Email:

Michael Magarro

Email:

Michael Murrer

Email:

B. Riley Securities, Inc.

Larry Goldsmith

Email:

Patrice McNicoll

Email:

Scott Ammaturo

Email:

Keith Pompliano

Email:

Robert W. Baird & Co. Incorporated

Barbara Nelson

Email:

Sandy Walter

Email:

Matt Gailey

Email:

BMO Capital Markets Corp.

Eric Benedict

Email:

Eileen Connors

Email:

Will Dockery

Email:

BofA Securities, Inc.

Christine Roemer

Email:

B-2

BTIG, LLC

Nicholas Nolan

Email:

Brenna Cummings

Email:

With a copy to:

Carrie Taylor

Email:

KeyBanc Capital Markets Inc.

Jaryd Banach

Email:

Mike Jones

Email:

John Salisbury

Email:

Regions Securities LLC

Brit Stephens

Email:

Ed Armstrong

Email:

Matthew Stewart

Email:

Scott Williams

Email:

SMBC Nikko Securities America, Inc.

Erin Curtiss

Email:

Michelle Petropoulos

Email:

Scotia Capital (USA) Inc.

William See

Email:

Truist Securities, Inc.

Keith Carpenter

Email:

Geoff Fennel

Email:

Wells Fargo Securities, LLC

Chris Flouhouse

Email:

Nick Gorman

Email:

Jennifer Lynch

Email:

Billy O’Connell

Email:

Josie Callanan

Email:

B-2

EXHIBIT C

Compensation

The Agents shall be paid compensation equal to up to 2.0% of the gross proceeds from the sale of Placement Securities pursuant to the terms of this Agreement.

C-1

EXHIBIT D

Form of Officer’s Certificate

OFFICER’S CERTIFICATE OF

APPLE HOSPITALITY REIT, INC.

PURSUANT TO SECTION 7(n) OF THE EQUITY DISTRIBUTION AGREEMENT

[DATE]

I, [NAME], [TITLE] of Apple Hospitality REIT, Inc., a Virginia corporation (the “Company”), do hereby deliver this Officer’s Certificate pursuant to Section 7(n) of the Equity Distribution Agreement, dated February 23, 2024 (the “Agreement”), by and among the Company and Jefferies LLC, B. Riley Securities, Inc., Robert W. Baird & Co. Incorporated, BMO Capital Markets Corp., BofA Securities, Inc., BTIG, LLC, KeyBanc Capital Markets Inc., Regions Securities LLC, SMBC Nikko Securities America, Inc., Scotia Capital (USA) Inc., Truist Securities, Inc. and Wells Fargo Securities, LLC (the “Agents”), under which the Company may issue and sell through the Agents, acting as agent and/or principal, shares of the Company’s Common Shares, no par value per share, having an aggregate offering price of up to $500,000,000, and do hereby confirm that:

(i)

Each signer of this certificate has carefully examined the Registration Statement, the Prospectus (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus) and each Permitted Free Writing Prospectus, if any;

(ii)

As of the date hereof, neither the Registration Statement, the Prospectus nor any Permitted Free Writing Prospectus contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iii)

Each of the representations and warranties of the Company contained in the Agreement is, as of the date hereof, true and correct, except for those representation and warranties of the Company that speak solely as of a specific date, which are true and correct as of such date; and

(iv)

Each of the covenants and agreements required by the Agreement to be performed by the Company on or prior to the date hereof has been duly, timely and fully performed in all material respects and each condition herein required to be complied with by the Company on or prior to the date hereof has been duly, timely and fully complied with in all material respects.

Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Officer’s Certificate as of the date set forth above.

Name:
Title:

D-1

EXHIBIT E

Form of Opinions of Hogan Lovells US LLP

E-1

EXHIBIT F

Permitted Free Writing Prospectus

None.

F-1